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                                  EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

------------------------------------- ----------------------------------- -----------------------------------
       NAME OF THE SUBSIDIARY           JURISDICTION OF INCORPORATION      NAME UNDER WHICH SUBSIDIARY DOES
                                                                                       BUSINESS

------------------------------------- ----------------------------------- -----------------------------------
Select Comfort SC Corporation                     Minnesota               Select Comfort SC Corporation

------------------------------------- ----------------------------------- -----------------------------------
Select Comfort Retail Corporation                 Minnesota               Select Comfort Retail Corporation

------------------------------------- ----------------------------------- -----------------------------------
Select Comfort Direct Corporation                 Minnesota               Select Comfort Direct Corporation

------------------------------------- ----------------------------------- -----------------------------------
Direct Call Centers, Inc.                         Minnesota               Direct Call Centers, Inc.

------------------------------------- ----------------------------------- -----------------------------------
selectcomfort.com corporation                     Minnesota               selectcomfort.com corporation

------------------------------------- ----------------------------------- -----------------------------------